Exhibit 5.1

Registration Statement on Form F-4 of

Brasil Telecom S.A.

Rio de Janeiro, August [    ], 2011

Brasil Telecom S.A.

Rua General Polidoro, 99, 5º andar (part)

Botafogo Cep: 22280-001

Rio de Janeiro- RJ, Brasil

Ladies and Gentlemen:

We have acted as Brazilian counsel to Brasil Telecom S.A., a public company organized under the laws of the Federative Republic of Brazil (“Brasil Telecom”) in connection with the merger under Brazilian law of Tele Norte Leste Participações S.A. (“TNL”) with and into Brasil Telecom (the “Merger”), and the related preparation and filing by Brasil Telecom with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form F-4 (as amended to the date hereof, the “Registration Statement”).

We have examined and relied upon originals or certified, conformed or reproduction copies of agreements, instruments, documents and records of Brasil Telecom, as we have deemed necessary or appropriate for the purposes of the opinions expressed below.

In all such examinations, we have assumed, without any independent investigation or inquiry of any kind, the legal capacity of all natural persons executing such documents, the genuineness of all signatures on original or certified copies, the authenticity and completeness of all original or certified copies and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies.

We have assumed that there are no other documents, agreements or other arrangements involving any party or other relevant instrument that may in any way affect the opinions expressed herein.

We have relied as to factual matters upon, and have assumed the accuracy of, representations, statements and certificates of or from public officials and of or from officers and representatives of Brasil Telecom.

Based upon the foregoing, and subject to each and all of the limitations, qualifications and assumptions set forth herein, we are of the opinion that Brasil Telecom shares which will be issued and outstanding upon the completion of the Merger, as described in the Registration Statement (the “Shares”) will be duly authorized and validly issued, fully paid in and non-assessable and free of statutory preemptive rights.

The foregoing opinion is subject to the following assumptions, qualifications, limitations and exceptions: (i) the Shares are issued as described in the Registration Statement; (ii) the Merger is duly approved by the shareholders of Brasil Telecom and TNL entitled to vote in the respective extraordinary shareholders’ meetings of Brasil Telecom and TNL duly summoned and carried out for such purpose and such shareholders’ meetings occur in compliance with all applicable Brazilian laws as in effect on the relevant date; (iii) the minutes of the extraordinary shareholders’ meetings of Brasil Telecom and TNL are duly published and registered with the Commercial Register as required under Brazilian law; and (iv) the Merger is ratified within the 10-day period after the end of the withdrawal rights period referenced in the Registration Statement.

We are qualified to practice law in Brazil only and therefore the opinions expressed in this letter are limited to questions arising under the laws of Brazil. This opinion does not cover any questions arising under or relating to any laws other than the laws of Brazil as in effect at the date of this opinion and we have assumed that there is nothing in any other law that affects our opinion.

We expressly disclaim any responsibility to advise you or the holders of any securities issued by you or the holders of any other security that underlies any securities issued by you, with respect to any developments, modifications or circumstances of any kind occurring after the date hereof, even though such development or modification may affect the legal analysis, legal conclusion or any other matter set forth in or relating to this opinion letter.

We express no opinion as to any agreement, instruments or other documents other than as specified in this letter.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to our firm under the captions “Part Seven—Additional Information For Shareholders—Enforceability of Civil Liabilities Under U.S. Securities Laws” and “Part Eight—Legal And Regulatory Matters—Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,